EXHIBIT 3.5

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             IGG International, Inc.

         We the undersigned Bradley J. Carver and David Platt of IGG International, Inc. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 22nd day December, 1997, adopted a resolution to amend the original articles as follows:

         Article 1 is hereby amended to read as follows: The exact name of the Corporation is SafeScience, Inc.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,696,278 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                     /s/    Bradley J. Carver
                                            ------------------------------------
                                            President or Vice President


                                                     /s/    David Platt
                                            ------------------------------------
                                            Secretary or Assistant Secretary

State of Massachusetts     )
                           ) ss.:
County of Suffolk          )

         On January 9, 1998 personally appeared before me, a Notary Public, Bradley J. Carver, who acknowledged that he executed the above instrument.


                                                    /s/     B. David Sandberg
                                            ------------------------------------
                                            Signature of Notary

[NOTARY STAMP OR SEAL]

*Only the President or Vice President's signature need to be acknowledged.

FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JANUARY 16, 1998
NO. C2421-87
/s/ Dean Heller
DEAN HELLER, SECRETARYOF STATE